UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

NRI Real Estate Investment and Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56395	87-1031361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1340 South Dixie Highway, Suite 612, Coral Gables, Florida 33146
(Address of principal executive offices) (Zip Code)

(305) 259-9928

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, Marcia Bateson resigned from the Board of Directors (the “Board”) of NRI Real Estate Investment and Technology, Inc., a Maryland corporation (the “Company”) and as the sole member of the Audit Committee following her appointment to serve as Chief Financial Officer of the Company’s sponsor, Nolan Reynolds International, LLC. Ms. Bateson’s resignation from the Board was not due to any disagreement with the Company.

On March 29, 2023, the Board appointed Fred Kleisner as a Class III director to fill the vacancy created by Ms. Bateson’s resignation for a term to expire at the Company’s 2024 annual meeting of stockholders. The Board additionally appointed Mr. Kleisner to serve as the sole member of the Board’s Audit Committee. The Board has determined Mr. Kleisner qualifies as an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K.

Fred Kleisner has five decades of experience in the hospitality industry including managerial and leadership roles. He is a principal of Rex Capital Partners, LLC, a position he has held since 2005, and serves as a senior advisor to Morgans Hotel Group, a position he has held since 2006. From 2007 to 2011, Mr. Kleisner served as President and Chief Executive Officer of Morgans Hotel Group and its subsidiary, Hard Rock Holdings, LLC. Mr. Kleisner currently serves as an independent director of Ashford Hospitality Trust (NYSE: AHL), Athora Holdings LTD and, our affiliate, Nolan Reynolds International LLC. Prior to this, Mr. Kleisner served on the board of directors for various publicly held companies, including Kindred Healthcare (NYSE: KND) and Apollo Residential Mortgage, Inc. (NYSE: AMTG). Mr. Kleisner graduated with a B.A. from Michigan State University School of Hospitality Business, where he now serves as a member of the advisory board.

There are no arrangements or understandings between Mr. Kleisner and any other person pursuant to which Mr. Kleisner was appointed as a director of the Company.

There are no family relationships between Mr. Kleisner and any of the Company’s existing directors or executive officers.  Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Kleisner had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NRI REAL ESTATE INVESTMENT AND TECHNOLOGY, INC.

Date: April 3, 2023	By:	/s/ Brent Reynolds
Name: Brent Reynolds Title: Chief Executive Officer, President and Director